Exhibit 99.1

Appalachian Bancshares, Inc. Reports Second Quarter

Revised Financial Results

ELLIJAY, Ga. August 19, 2009 (PRIME NEWSWIRE) — Appalachian Bancshares, Inc. (NASDAQ: APAB), holding company for Appalachian Community Bank, Appalachian Community Bank, F.S.B., and Appalachian Real Estate Holdings, Inc. today announces revised financial results for its quarter and year to date ended June 30, 2009. Subsequent to the Company’s earnings release on July 30, 2009, management determined that there was a need for an additional $3.1 million valuation allowance on the Company’s deferred tax assets. Based on forecasts of the Company’s future profitability, management concluded recognition of these deferred tax assets was unlikely. In addition, the Company has determined that the entire balance of its recorded goodwill was impaired, which resulted in a $2.0 million impairment charge. The additional deferred tax asset valuation allowances, as well as the goodwill impairment were due to the increasingly uncertain economic environment and the Bank’s continued decline in market capitalization and continued losses.

This deferred tax asset valuation allowance is in addition to the $3.3 million originally recorded for the quarter. The revised net loss for the quarter and six months ended June 30, 2009 were ($30,904,000), or ($5.64) per diluted share, and ($32,660,000), or ($5.98) per diluted share, respectively, down from ($25,766,000), or ($0.93) per diluted share, and (27,522,000), or ($0.94) per diluted share, respectively, that was previously reported for those periods. The revised earnings are down from the net income of $701,000, or $0.13 per diluted share, the Company earned during the same quarter of the prior year and $1,838,000, or $0.34 per diluted share, the Company earned during the six months ended June 30, 2008.

Book value per share stood at $7.16 at June 30, 2009, compared to $14.13 per share at June 30, 2008, a decrease of approximately 49.3%.

About Appalachian Bancshares, Inc.

The Company is based in Ellijay, Georgia, and is the holding company of Appalachian Community Bank, a Georgia state-chartered bank, Appalachian Community Bank, F.S.B., a federally-chartered thrift and Appalachian Real Estate. The Company, through Appalachian Community Bank (which also operates in Gilmer County, Georgia, under the trade name of Gilmer County Bank) and Appalachian Community Bank, F.S.B., provides a full range of community banking services to individuals and to small and medium-sized businesses, through its thirteen banking offices, located in Ellijay, East Ellijay, Blue Ridge, Blairsville, Chatsworth, Dawsonville, McCaysville, Dahlonega and Dalton, Georgia, and in Ducktown, Tennessee, and Murphy, North Carolina. The Company’s common stock trades on the NASDAQ Global Market under the symbol APAB. For more information, please visit the Company’s website at www.apab.com.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes, and other risks and uncertainties described in our company’s filings with the Securities and Exchange Commission. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Summary Results of Operations Data:
Interest income	$12,119	$17,400	$27,789	$36,043
Interest expense	8,942	7,864	17,949	16,793

Net interest income	3,177	9,536	9,840	19,250
Provision for loan losses	21,468	1,496	25,194	2,451

Net interest income after provision for loan losses	(18,291)	8,040	(15,354)	16,799
Noninterest income	1,465	1,342	3,673	2,607
Noninterest expense	10,932	8,426	19,097	16,788

Income (loss) before taxes	(27,758)	956	(30,778)	2,618
Income tax expense (benefit)	3,146	255	1,882	780

Net income (loss)	$(30,904)	$701	$(32,660)	$1,838

Per Share Data:
Net income (loss), basic	$(5.64)	$0.13	$(5.98)	$0.34
Net income (loss), diluted	(5.64)	0.13	(5.98)	0.34
Book value	7.16	14.13	7.16	14.13

Weighted average number of shares outstanding:
Basic	5,475,701	5,372,505	5,464,298	5,360,747
Diluted	5,475,701	5,372,505	5,464,298	5,360,747

Performance Ratios:
Return on average assets(1)	-10.08%	0.28%	-5.40%	0.37%
Return on average equity(1)	-182.74%	3.70%	-93.19%	4.89%
Net interest margin(1) (2)	1.32%	4.07%	2.01%	4.18%
Efficiency ratio(3)	236.47%	77.46%	153.11%	76.84%

Growth Ratios and Other Data:
Percentage change in net income	-4508.56%		-1876.93%
Percentage change in diluted net income per share	-4438.46%		-1858.82%

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APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Unaudited)

(in thousands, except per share data)

	At June 30,
	2009	2008
Summary Balance Sheet Data:
Assets	$1,185,234	$1,059,880
Average earning assets - QTD	993,752	951,717
Average earning assets - YTD	1,002,112	935,092
Securities available-for-sale	56,029	76,454
Restricted equity securities	5,225	4,264
Loans, held for sale	2,868	3,967
Loans	856,866	869,595
Allowance for loan losses	22,099	10,644
Deposits	1,045,178	903,053
Short-term borrowings	10,332	11,803
Accrued interest	1,983	1,871
Federal Home Loan Bank advances	72,000	57,150
Subordinated long-term capital notes	12,511	6,186
Other liabilities	4,028	3,884
Shareholders’ equity	39,202	75,933

Asset Quality :
Asset Quality Ratios
Nonperforming loans to total loans	15.11%	0.60%
Nonperforming assets to total assets	13.12%	0.87%
Allowance for loan losses to nonperforming loans	17.07%	202.67%
Allowance for loan losses to total loans	2.58%	1.22%

	At June 30,
	2009		2008
	Amount	% of Total Loans	Amount	% of Total Loans
Loans by Category
Real estate - acquisition & development	$372,368	43.46%	$399,520	45.94%
Real estate - commercial	171,219	19.98%	168,717	19.40%
Real estate - residential	210,201	24.53%	197,707	22.74%
Commercial business	68,142	7.95%	66,030	7.59%
Other loans	34,936	4.08%	37,621	4.33%

Total Loans	$856,866		$869,595

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APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Unaudited)

(in thousands, except per share data)

	At June 30,
	2009		2008
	Amount	% of Total Nonperforming	Amount	% of Total Nonperforming
Nonperforming assets by category:
Loans
Real estate - acquisition & development	$87,098	56.00%	$2,175	23.61%
Real estate - commercial	18,700	12.02%	682	7.40%
Real estate - residential	19,901	12.79%	1,465	15.90%
Commercial business	3,182	2.05%	706	7.66%
Other loans	606	0.39%	224	2.44%
Other Real Estate
Real estate - acquisition & development	11,131	7.16%	1,559	16.92%
Real estate - commercial	6,607	4.25%	206	2.24%
Real estate - residential	8,004	5.15%	2,144	23.27%
Commercial business	84	0.05%	—	0.00%
Other Repossessed Property
Other loans	222	0.14%	51	0.56%

Total Nonperforming Assets	$155,535		$9,212

	At June 30,
	2009		2008
	Amount	% of Total Average Loans	Amount	% of Total Average Loans
Quarterly Net Charge-Offs by Category
Real estate - acquisition & development	$7,551	0.87%	$762	0.09%
Real estate - commercial	254	0.03%	—	0.00%
Real estate - residential	3,306	0.38%	211	0.02%
Commercial business	2,167	0.25%	29	0.00%
Other loans	241	0.02%	104	0.02%

Total Net Charge-Offs	$13,519	1.55%	$1,106	0.13%

	At June 30,
	2009		2008
	Amount	% of Total Average Loans	Amount	% of Total Average Loans
Year-to-Date Net Charge-Offs by Category
Real estate - acquisition & development	$10,192	1.16%	$1,073	0.13%
Real estate - commercial	(434)	-0.05%	7	0.00%
Real estate - residential	4,214	0.48%	256	0.03%
Commercial business	3,269	0.37%	57	0.01%
Other loans	364	0.05%	222	0.02%

Total Net Charge-Offs	$17,605	2.01%	$1,615	0.19%

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APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Unaudited)

(in thousands, except per share data)

At June 30, 2009
Growth Ratios and Other Data:
Percentage change in assets	11.83%
Percentage change in loans	-1.46%
Percentage change in deposits	15.74%
Percentage change in equity	-48.37%
Loans to deposits ratio	81.98%

(1)	Annualized.
(2)	Taxable equivalent.
(3)	Computed by dividing noninterest expense by the sum of the net interest income and noninterest income excluding any realized gains/losses on securities.

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